EXHIBIT 10.47

Schedule of documents substantially similar to Exhibit 10.46

1.	Master Lease between Jameson Inns Financing 02, LP and Kitchin Hospitality, LLC dated August 24, 2005.

2.	Master Lease between Jameson Inns Financing 02, LP and Kitchin Hospitality, LLC dated January 24, 2006.